Exhibit 10.1

EXECUTION VERSION

FIFTH SUPPLEMENTAL INDENTURE

FIFTH SUPPLEMENTAL INDENTURE, dated as of December 11, 2015 (this “Supplemental Indenture”), among HANGER, INC. (formerly known as Hanger Orthopedic Group, Inc.), a Delaware corporation (together with its successors and assigns, the “Company”), the Subsidiary Guarantors under the Indenture referred to below (the “Subsidiary Guarantors”) and WILMINGTON TRUST COMPANY, a Delaware trust company, as Trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee are party to an Indenture dated as of November 2, 2010 (as amended, supplemented or otherwise modified from time to time, the “Indenture”);

WHEREAS, the Company and the Subsidiary Guarantors desire to execute and deliver an amendment to certain provisions of the Indenture, including an amendment to increase the interest rate on the Notes from 7 1/8% per annum to 9.125% per annum (with a potential subsequent increase to 10.625% per annum);

WHEREAS, the Company has solicited (the “Consent Solicitation”) the Holders to direct the Trustee to execute and deliver a supplemental indenture to the Indenture to effect the amendments and to evidence the waivers to the Indenture contemplated hereby;

WHEREAS, pursuant to Section 9.02 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, and effectuate waivers under the Indenture, with the consent of the Holders of at least a majority in principal amount of the Notes outstanding (the “Requisite Consents”); and

WHEREAS, in connection with the Consent Solicitation, Holders that have delivered a valid unrevoked consent on a timely basis (the “Consenting Holders”) are entitled to receive the Initial Consent Fee as defined in the Consent Solicitation documentation (the “Initial Consent Fee”) with respect to the Notes in respect of which they have validly consented, payable if all conditions to the Consent Solicitation, including, without limitation, the receipt of the Requisite Consents and the execution of this Supplemental Indenture, are satisfied or waived.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1.                                      Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture are used herein as so defined. The words “herein”, “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.                                      Amendment of Sections 2.14 and 4.01. Effective as of November 15, 2015, each of Sections 2.14 and 4.01 of the Indenture is hereby amended to add the phrase “and/or Section 4.03(a) of this Indenture” immediately following the phrase “Registration Rights Agreement” appearing therein.

3.                                      Amendment of Section 4.03.

(a)                                 Effective as of November 15, 2015, the last paragraph of Section 4.03(a) of the Indenture is hereby amended and restated in its entirety as follows:

“Notwithstanding the foregoing or any other provision of this Indenture (and notwithstanding that the Company may be required to file such reports with the SEC pursuant to the Exchange Act), the Company shall have no obligation to transmit by mail or otherwise make available to the Trustee, the Holders or any other Person or file or furnish with the SEC (a) its annual reports on Form 10-K for the periods ended December 31, 2014 and December 31, 2015 (and/or reports on the Company’s annual financial statements for the periods then ended by the Company’s certified independent accountants), its quarterly reports on Form 10-Q for the periods ended September 30, 2014, March 31, 2015, June 30, 2015 and September 30, 2015 and any other annual reports on Form 10-K and/or quarterly reports on Form 10-Q that may become due for filing with the SEC, in each case until the Termination Date and (b) any amendment to reports previously filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act containing financial statements that require restatements, in each case until the Termination Date.  The Company will notify the Trustee of the occurrence of the Termination Date promptly thereafter.”

(b)                                 Effective as of November 15, 2015, the following provisions shall be added immediately following the last paragraph of Section 4.03(a) of the Indenture:

“Until the Subject Reports (as defined in Section 4.03(a)) are transmitted by mail or otherwise made available to the Holders (with copies to the Trustee) or filed or furnished with the SEC,  the Company shall file or furnish with the SEC, within 40 days after the end of each fiscal quarter (other than the last fiscal quarter of a fiscal year) and within 60 days after the end of each fiscal year, the following preliminary, estimated and unaudited information as of such quarter or fiscal year end, all in a form substantially consistent with such information provided in the Company’s Form 8-K dated November 12, 2015:  cash and cash equivalents balance; third-party indebtedness; net cash provided by or used in operating activities, investing activities and financing activities; and cash paid for interest and taxes for the applicable period (as to any applicable fiscal quarter or fiscal year, the foregoing shall collectively constitute the “Cash Flow Report” for such fiscal quarter or fiscal year).  If the Company shall fail to timely file or furnish with the SEC a Cash Flow Report by the applicable deadline set forth above, and if the Company shall not have subsequently filed or furnished with the SEC such Cash Flow Report within 15 days after such deadline, then the Company shall be required to pay Additional Interest on the Notes on the next succeeding Interest Payment Date (and only on the next succeeding Interest Payment Date) after the failure to so file or furnish the Cash Flow Report for the applicable fiscal quarter or fiscal year, as the case may be.  The amount of such Additional Interest payable to each Holder for each such failure to file or furnish for the applicable fiscal quarter or year, as the case may be, shall be calculated by multiplying the aggregate outstanding principal amount of the Notes held by such Holder on the related record date by one-half of one percent (0.5%).  For the avoidance of doubt, Additional Interest shall be payable with respect to each such failure to file or furnish with respect to each fiscal quarter or year, as the case may be, and the failure to so file or furnish the Cash Flow Report for an applicable fiscal quarter or fiscal year shall only require one payment of Additional Interest in respect of that fiscal quarter or fiscal year.  Notwithstanding anything in this Indenture to the contrary, including without limitation Article VI, the Company’s failure to file or furnish, or to timely file or furnish, with the SEC one or more Cash Flow Reports in accordance with this paragraph shall not be a Default or Event of Default and the Holders’ sole remedy in respect thereof is the payment of any applicable Additional Interest.

“Termination Date” means the earliest to occur of (A) the date and time (the “Determination Time”) on which the Company has filed (i) Annual Reports on Form 10-K that contain financial statements and related financial data as of and for the annual periods ended December 31, 2013, 2014 and 2015, (ii) Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q that contain financial statements and related financial data as of and for the quarterly periods ended March 31, June 30 and September 30, 2014 and the quarterly periods ended March 31, June 30 and September 30, 2015, and (iii) all subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that shall have been required to have been filed prior to the Determination Time pursuant to the rules and regulations of the SEC (the Annual and Quarterly Reports referenced in clauses (i), (ii) and (iii) above, collectively, the “Subject Reports”), (B) the date on which the Company fails to pay the Second Consent Fee (as defined in the Consent Solicitation documentation) as and when due, and (C) August 31, 2016. “Consent Solicitation” means the Company’s solicitation of the consent of the Holders to the amendment and waiver of certain provisions of this Indenture pursuant to the Amended and Restated Notice of Consent Solicitation, dated as of November 30, 2015, as amended on December 7, 2015 and December 9, 2015.”

4.                                      Amendment to definition of “Additional Interest”. Effective as of November 15, 2015, the definition of “Additional Interest” in the Indenture is hereby amended and restated in its entirety as follows:

“‘Additional Interest’ has the meaning set forth in the Registration Rights Agreement and also includes, if required pursuant to the terms of Section 4.03(a) of this Indenture in respect of a Cash Flow Report (as defined in such Section), an amount of interest calculated, by the Company, by multiplying one-half of one percent (0.5%) by the aggregate principal amount of the Notes outstanding as contemplated by Section 4.03(a).”

5.                                      Amendment to definition of “Permitted Liens”. Effective as of November 15, 2015, the definition of “Permitted Liens” in the Indenture is hereby amended to add the following as a new paragraph immediately following clause (27) thereof:

“Notwithstanding anything in this Indenture to the contrary, until the Subject Reports (as defined in Section 4.03(a)) are transmitted by mail or otherwise made available to the Holders (with copies to the Trustee) or filed or furnished with the SEC, the principal amount of Indebtedness securing Liens permitted under clauses (1) and (13) above shall not in the aggregate exceed $375.0 million at the time of incurrence thereof (the “Secured Limit”). For the avoidance of doubt, the limitation in the prior sentence shall not apply to any Liens securing Indebtedness incurred to Refinance (as defined below) all or any part of the Notes and such Liens are excluded from the calculation of the Secured Limit. “Refinance” means to refund, refinance, discharge, defease, renew, replace or extend any Indebtedness permitted to be incurred by the Company or any Restricted Subsidiary pursuant to the terms of this Indenture (without giving effect to this paragraph), whether involving the same or any other lender or creditor or group of lenders or creditors (including, with respect to any Guarantee of the Indebtedness, the refinancing of the guaranteed Indebtedness and incurrence of a Guarantee with respect to the new Indebtedness).”

6.                                      Amendment to Interest Rate.  Effective (i) on November 15, 2015, all references in the Indenture and Notes to “7 1/8%” shall be amended to read “9.125%” and (ii) if the Company has not satisfied the requirements in clause (A) of the definition of Termination Date prior to May 15, 2016, on May 15, 2016 all references in the Indenture and Notes to “9.125%” shall, automatically and without further action of the parties hereto, be amended to read “10.625%”.  For the avoidance of doubt, the payment of interest at such increased interest rate or rates will not terminate at the Termination Date.

7.                                      Amendment to Note.  Effective as of November 15, 2015, Section 1 of the “Back of Note” is hereby amended to add the phrase “and/or Section 4.03(a) of the Indenture” immediately following the phrase “Registration Rights Agreement” appearing therein.

8.                                      Waivers. The Holders waive any Default or Event of Default that may occur or exist as a result of or in connection with (a) the failure to transmit by mail or otherwise make available to the Trustee, the Holders or any other Person or file or furnish with the SEC the Company’s annual report on Form 10-K for the period ended December 31, 2014 (including reports on the Company’s annual financial statements for the period then ended), and its quarterly reports on Form 10-Q for the periods ended September 30, 2014, March 31, 2015, June 30, 2015 and September 30, 2015, in each case until the Termination Date; and (b) the Company not filing any amendments to reports previously filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act containing financial statements that require restatement, including, in each case, any Default or Event of Default, if any, that may occur or exist as a result of or in connection with any action taken or any failure to take action while any such Default or Event of Default was continuing to the extent such action or failure to take action would have been permitted but for the existence of such Default or Event of Default.  For the avoidance of doubt, any notice of Default or Event of Default with respect to the foregoing matters shall be null and void and deemed to have been withdrawn with the execution of this Supplemental Indenture.

9.                                      Effectiveness. This Supplemental Indenture shall become effective and binding on the Company, the Trustee and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture upon the execution and delivery by the parties to this Supplemental Indenture. If the Initial Consent Fee is not paid to the Consenting Holders in accordance with the terms and conditions of the Consent Solicitation, this Supplemental Indenture shall be null and void and the amendments and waivers set forth herein shall not become operative.

10.                               Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

11.                               Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

12.                               Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

13.                               Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Name: Thomas E. Hartman
Title: Senior Vice President, General Counsel and Secretary

Fifth Supplemental Indenture

(Hanger, Inc.)

ACCELERATED CARE PLUS CORP.
ACCELERATED CARE PLUS LEASING, INC.
ADVANCED PROSTHETICS OF AMERICA, INC.
CREATIVE ORTHOTICS & PROSTHETICS, INC.
DIBELLO’S DYNAMIC ORTHOTICS AND PROSTHETICS, INC.
DOSTEON CO HOLDING, INC.
DOSTEON SOLUTIONS, LLC
EAST COAST ORTHOTICS, INC.
EUGENE TEUFEL & SON ORTHOTICS & PROSTHETICS, INC.
FAITH PROSTHETIC-ORTHOTIC SERVICES, INC.
GENESIS MEDICAL GROUP, LLC
GREAT PLAINS ORTHOTICS & PROSTHETICS, INC.
HANGER PROSTHETICS & ORTHOTICS, INC.
HANGER PROSTHETICS & ORTHOTICS EAST, INC.
HANGER PROSTHETICS & ORTHOTICS WEST, INC.
INNOVATIVE NEUROTRONICS, INC.
LIBERTY HEALTH SERVICES, LLC
LINKIA, LLC
MK PROSTHETIC & ORTHOTIC SERVICES, INC.
NASCOTT, INC.
OPNET, INC.
ORPRO, INC.
ORTHO-MEDICAL PRODUCTS, INC.
ORTHOTIC & PROSTHETIC TECHNOLOGIES, INC.
SCOPE ORTHOTICS & PROSTHETICS, INC.
SOUTHERN PROSTHETIC SUPPLY, INC
TEAM POST-OP, INC.
THE BRACE SHOP PROSTHETIC ORTHOTIC CENTERS, INC.
DOSTEON WA HOLDING, INC.

By:	/s/ Thomas E. Hartman
Name: Thomas E. Hartman
Title: Vice President, General Counsel and Secretary

Fifth Supplemental Indenture

(Hanger, Inc.)

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ W. Thomas Morris, II
Name: W. Thomas Morris, II
Title: Vice President

Fifth Supplemental Indenture

(Hanger, Inc.)